Exhibit 99.1

Consolidated Graphics

Financial Results–March Quarter - 4Q 2006 Conference Call

Wednesday, May 3, 2006

Financial Dynamics:

Thank you and good morning. Welcome to the Consolidated Graphics Conference Call. During the call, management will discuss the Company’s results for the fourth quarter and year ended March 31, 2006. You may receive a copy of today’s press release by calling Financial Dynamics at 212-850-5600 or by visiting Consolidated Graphics’ Web site.

This conference is being broadcast live on the Internet at www.cgx.com and a subsequent archive will be available. Before we begin, I would like to remind everyone that remarks made by management during the course of this morning’s call contain forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to differ materially from results, performance or other expectations implied by these forward-looking statements.

Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability of the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.

Forward-looking statement assumptions or factors stated or referred to on this conference call are based on information available to Consolidated Graphics as of today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions, or other factors after the date of this call to reflect the occurrence of events, circumstances, or changes in expectations.

In addition, during the course of this call, management of the Company may reference certain non-GAAP financial performance measures. Managements’ opinion regarding the usefulness of such measures together with the reconciliation of such measures for the most directly comparable GAAP measures are included in the Company’s earlier filing today with the Securities and Exchange Commission.

Finally, please be reminded that on April 12, 2006, the Company announced that its Board of Directors had initiated a formal process to explore a range of strategic alternatives to enhance shareholder value, including a potential sale or other change of control transaction. In making the announcement, the Company stated

that (i) there can be no presumption that this process will result in the Company completing any transaction or altering its current strategy for achieving long term growth in sales and profits and (ii) it did not intend to disclose developments with respect to any outcome of the process unless and until its Board of Directors has approved a specific transaction or otherwise has reached a definitive conclusion. Accordingly, participants on this call are advised that no questions about the process will be addressed by management and the operator will be instructed to proceed to the next call participant.

Now, with these formalities out of the way, I would like to turn the call over to Joe Davis, Chairman and Chief Executive Officer. Joe, you may begin.

Joe Davis:

Thank you and good morning. With me on the call today is Chris Colville, Executive Vice President and Chief Financial Officer.

This morning we released fourth quarter and full year 2006 financial results. I am very pleased with our results which once again included record quarterly diluted earnings per share, as well as record annual revenues. Our performance demonstrates again the success of our business model, which has enabled us to grow through acquisitions and leverage our leadership position in the industry to achieve organic growth reflecting increases in market share. Later on this call I will review and report on our progress with our many strategic advantages which differentiate Consolidated Graphics from the perspective of our customers, employees and shareholders.

But first, I will briefly review our results. Revenues in the March quarter were $221.9 million, up $24.2 million, or 12% from the same quarter a year ago. This sales growth was driven by acquisitions, particularly our Kelmscott transaction last March, as well as internal growth of 1% for the quarter.

We were able to leverage our revenue growth into record quarterly diluted earnings per share of $.74 on the strength of an improvement of 70 basis points in operating margin year-over-year, which came in at 8.1% for the quarter. As we have previously stated, we are committed to controlling costs and leveraging sales growth. I am pleased to note that our year-over-year increase in operating income was 24% as compared to the 12% growth in sales. Compared to the prior year, gross profit in the March quarter was up 14% while selling, general and administrative expenses as a percentage of sales decreased 30 basis points, resulting in the overall operating income increase of 24%. To illustrate the strength of our ability to leverage sales growth, consider that our Adjusted Operating Income, which excludes the impact of intangible asset amortization, increased by 27% in the March quarter compared to the prior year period on the strength of a 90 basis point improvement in Adjusted Operating Margin.

Briefly recapping full year results, sales were up 13% to a record $879.0 million, and adjusted for prior year election-related printing, were up 16%. Operating income, net income and diluted earnings per share each rose 18% over the prior year, with $2.73 diluted earnings per share also representing a record for Consolidated Graphics.

When you look at these numbers, one thing is clear. Not only are we achieving healthy top-line growth but, more importantly, we have been very successful at leveraging our business model within a stable industry environment to produce an even larger rate of increase in profits. We have many strategic advantages which differentiate us from our competition and contribute to our success. The foundations of our strategic advantages are our unmatched geographic footprint, comprehensive capabilities, unique technology and power of scale.

As was mentioned earlier, the Company is in the process of evaluating its strategic alternatives to enhance shareholder value. While we will not comment on this process until a definitive conclusion has been reached, I wish to emphasize that we very much continue to operate “in the ordinary course of business”. This includes execution of our strategic sales initiatives, evaluation of acquisition opportunities, investment in new technology and equipment and development of our future leaders. I would like to expand on several important aspects of these areas of focus.

We continue to achieve strong growth from our strategic sales initiatives consisting of National Sales, CGXSolutions and Cross-Selling. The combined growth rate among these initiatives was 36% in 2006, with the March quarter being an exceptional 60%. Compared to the prior year March quarter, National Sales grew 70%, CGXSolutions grew 104% and Cross-Selling grew 37%. The aggregate percentage of total sales represented by these three initiatives was 22% in the March quarter and 13% for the full year.

I want to emphasize the point I made earlier which is that Consolidated Graphics is substantially differentiated and well-positioned to generate industry-leading growth rates. Our broad geographic footprint and our comprehensive range of capabilities are the foundation for National Sales and the team we put in place to capitalize on this opportunity about 24 months ago has done a great job in leading our organization in that respect. We have substantial momentum and expect to continue to deliver strong National Sales growth rates. We are just getting started.

Our footprint and capabilities also are the foundation for Cross-Selling, with acquisitions being an important driver in terms of not only added capabilities, as is the case with our recent acquisition of Nies/Artcraft, but also through expansion of our customer base to whom all of our capabilities can be offered through a single point of contact.

Unique and proprietary state-of-the-art technology is the foundation for CGXSolutions and new leadership installed in the last year, an individual from our Leadership Development Program incidentally, has dramatically propelled its positioning within our organization. You will recall that CGXSolutions uses state-of-the-art technology to provide a comprehensive suite of online communication solutions that complement our commercial printing business. While CGXSolutions began primarily as an online system to streamline the ordering and management of print materials, it is emerging as a powerful tool for executing sophisticated, highly targeted, personalized marketing campaigns.

And technology is just part of the equation. One of the real powers of CGXSolutions is the way the technology works with our extensive network of digital printing facilities and comprehensive fulfillment services, enabling our customers to single-source development, printing and distribution, and even track results of their one-to-one marketing campaigns and strategies. Our vast digital printing footprint – 26 of our locations offer digital printing – is a key component of CGXSolutions’ current and projected growth. Among these 26 locations, we have a total of 74 digital presses, including 10 Xerox iGen3 and 4 Kodak NexPress state-of-the-art digital color presses. We have a lot of horse power in this area.

In summary, our suite of e-commerce capabilities offered through CGXSolutions enables customers to streamline print procurement, improve inventory tracking, enhance the effectiveness of their marketing campaigns, and measure their results. Once in place, this powerful, high-tech tool, coupled with our national footprint, provides a highly-differentiated and unmatched level of convenience, efficiency and service. I am especially pleased with the momentum in CGXSolutions.

On the acquisition front, we were pleased to complete the acquisition of Nies/Artcraft in St. Louis in the March quarter, which followed the completion of the acquisition of Graphcom in Atlanta in the December quarter. Looking at the full impact of acquisitions including the Kelmscott companies and Electric City in fiscal 2005, the incremental top line contribution was $22.8 million in the March quarter and $111.2 million for the full year. The aggregate financial results from the acquisition of the Kelmscott companies and Electric City were above our expectations for the year, and we have expectations of continuing strong growth in sales and profits from these acquisitions, as well as from Nies/Artcraft and Graphcom.

We have worked hard for many years to develop an exemplary reputation in the execution of our acquisition strategy. With this reputation, we believe we have earned “buyer-of-choice” status within the industry. As industry conditions have largely stabilized in the last 24 months, the number of acquisition opportunities is increasing and we are actively evaluating numerous of them. We continue to diligently make progress in negotiations with certain of these opportunities and more than likely will have something to announce in the near future. Our current pipeline reflects our efforts to evaluate the many, relatively-new opportunities we had at the time of our last conference call about 90 days ago. We currently are in active negotiation with companies that have aggregate annual revenues totaling $200 million, with an aggregate of another $200 million being in the initial phase of evaluation and discussion.

As always, we remain very disciplined in our evaluation of acquisition prospects, focusing on well-run, highly regarded general commercial printing companies in both new and existing markets. We can’t predict how many of the opportunities represented by our current pipeline will lead to a completed acquisition. And of course, we will continue to identify and develop new opportunities. As I said last quarter, a pipeline of this size demonstrates both our strong commitment to growth through acquisitions and the improving climate for acquisitions.

Our “business-as-usual” mode also means maintaining our competitive advantage by investing in new technology and equipment. We continue to make each and every warranted investment in our operations. Our net capital expenditures in the March quarter were $15.1 million, bringing our total 2006 capital expenditures to $30.4 million. We forecast spending another $30 million on new technology and equipment in 2007.

Finally, I would like to highlight the strategic advantage of our Leadership Development Program. This program continues to grow and most importantly provide us with highly qualified candidates for succession into leadership positions in our operating companies. In the last year, we have installed 5 individuals from the Leadership Development Program into the role of President, four at operating locations and one as president of CGXSolutions as I previously mentioned. I am very pleased with the results that these new leaders are generating, in some cases reflecting a dramatic turnaround in a previously under-performing operation. Unquestionably, our future is stronger and brighter because of this program, and I am committed to continuing its growth and expansion.

Looking ahead to the June quarter, we expect sales and diluted earnings per share to increase sequentially, before the impact of expensing stock options under the new accounting rules we are required to adopt. We are projecting revenues of $226 million for the June quarter, which would be an 8% increase over revenues for the same quarter of last year. Overall, we expect to report $.69 in diluted earnings per share, which includes the net impact of $.06 from the new accounting requirement for stock options. I will now turn the call over to Chris Colville to provide you with additional financial information.

Chris Colville

Thank you Joe and good morning.

Joe referred to our strong balance sheet in his remarks. We continue to have a very low debt level relative to both our total capitalization and to our earnings performance. Total debt at March 31, 2006 was $101.5 million, or 24.1%, of our total capitalization. This is a decrease of $18.0 million, or 15%, since the end of our prior fiscal year, even after considering the $29.4 million incurred on acquisitions, $30.4 million of capital expenditures and $6.7 million of stock repurchases we made.

At March 31, 2006, our debt consisted of $43.1 million of floating rate bank debt bearing interest at 6.55%, a total of $44.0 million of fixed rate term equipment notes bearing interest at a weighted average rate of 5.78% and $14.4 million of various other debt obligations. Unused capacity on our primary bank revolving credit facility was $105.9 million, and our pricing on that facility remains at 125 basis points over LIBOR.

Earlier this morning we filed with the Securities and Exchange Commission reconciliations and the basis for our use, of certain non-GAAP financial measures, including Adjusted Operating Margin, EBITDA and EBITDA Margin and Free Cash Flow. Please refer to this filing for additional information.

EBITDA in the March quarter was $28.7 million, up $4.1 million, or 17%, from a year ago and representing an EBITDA margin of 12.9%. EBITDA for the last twelve months totaled $112.9 million, representing a 12.8% EBITDA margin. At our projected earnings level of $.69 diluted earnings per share in the June quarter, EBITDA is projected to be $31 million, resulting in trailing twelve-month EBITDA of $118 million.

Cash flow from operations in the March quarter was slightly higher than projected at $19.1 million, with free cash flow also slightly above our expectations at $4.0 million. As a reminder, operating cash flow in the March quarter reflects a variable negative impact from our payroll cycles, as we have discussed on previous calls. For the full year ended March 31, 2006, free cash flow was $48.9 million, consistently strong when compared with $48.2 million in 2005.

In the upcoming June quarter, we project operating cash flow to be $25 to $27 million. We expect to spend about 40%, or $12 million, of our fiscal 2007 CAPEX budget in the June quarter, which will result in free cash flow in the June quarter of $13 to $15 million and favorably comparing to $13 million in the June quarter a year ago despite the higher level of expected capital expenditures in the upcoming quarter.

Filling in for you the remaining components of our projections for the June quarter, stated before the impact of expensing stock options for comparability, we project operating margins at 8.0%, interest expense of $1.2 million and no material change in our effective tax rate. Stock option expense is expected to be $.8 million after tax, which will result in earnings dilution of $.06 per share. We are using a weighted average of 14.2 million fully diluted shares outstanding in our projections.

I will now turn the call back over to Mr. Davis.

Joe Davis:

Thank you Chris. In summary, we are extremely pleased with our financial results in the fourth quarter. We are very optimistic about our ability to continue growing the top-line and leveraging our business model to improve operating margins and achieve even greater growth in profits. As our comments reflect, our unique CGXSolutions platform has added a high-tech element that is driving superior growth in our traditional commercial printing business, creating new sources of revenue and providing us with a competitive advantage. It is a key factor in our ability to win national accounts. We have a promising pipeline of acquisition opportunities. With an unmatched national footprint, a superior business model and a stronger balance sheet than most of our competition, we are in an excellent position to lead the industry in generating long term growth in sales and profits.

Operator, we are now available for any questions.

Q & A Period

Joe Davis:

Thank you. As I stated earlier, we are very pleased with our March quarter results. We remain focused on generating additional growth in sales and profits and expanding our leadership position in the industry. We appreciate the continued support of our customers, our employees and our shareholders.